Exhibit 1.1

Execution Version

W. P. CAREY INC.

€500,000,000 3.250% Senior Notes due 2031

€500,000,000 3.750% Senior Notes due 2035

Underwriting Agreement

February 12, 2026

J.P. Morgan Securities plc

Barclays Bank PLC

BNP PARIBAS

Wells Fargo Securities International Limited

As Representatives of the
several Underwriters listed
in Schedule 1 hereto

c/o J.P. Morgan Securities plc

25 Bank Street

Canary Wharf

London E14 5JP

United Kingdom

c/o Barclays Bank PLC

1 Churchill Place

London E14 5HP

United Kingdom

c/o BNP PARIBAS

16, boulevard des Italiens

75009 Paris

France

c/o Wells Fargo Securities International Limited

33 King William Street

London EC4R 9AT

United Kingdom

Ladies and Gentlemen:

W. P. Carey Inc., a Maryland corporation (the “Company”), proposes to issue and sell to the several Underwriters listed in Schedule 1 hereto (the “Underwriters”), for whom you are acting as representatives (together, the “Representatives”), €500,000,000 principal amount of its 3.250% Senior Notes due 2031 (the “2031 Notes”) and €500,000,000 principal amount of its 3.750% Senior Notes due 2035 (the “2035 Notes” and, together with the 2031 Notes, the “Notes”). The 2031 Notes and the 2035 Notes will be issued as separate series of securities pursuant to an Indenture, dated as of March 14, 2014 (the “Base Indenture”), among the Company and U.S. Bank Trust Company, National Association, as successor in interest to U.S. Bank, National Association, as trustee (the “Trustee”), as amended by the Thirteenth Supplemental Indenture thereto, to be dated as of the Closing Date (as defined below) (the “Supplemental Indenture,” and together with the Base Indenture, the “Indenture”), among the Company and the Trustee.

The Company, U.S. Bank Europe DAC, UK Branch and the Trustee will execute and deliver a Paying Agency Agreement to be dated as of the Closing Date (the “Paying Agency Agreement”), to appoint U.S. Bank Europe DAC, UK Branch, as paying agent (the “Paying Agent”) and the Trustee as transfer agent and registrar with respect to the Notes.

Each series of the Notes will be issued in the form of a permanent global security (the “Global Notes”) registered in the name of a nominee of a common safekeeper (“CSK”) located outside the United States for Clearstream Banking S.A. (“Clearstream”), or Euroclear Bank SA/NV, as operator of the Euroclear System (“Euroclear”). The Global Notes will be issued under the New Safekeeping Structure and is intended to be held in a manner that would allow eligibility as collateral for Eurosystem intra-day credit and monetary policy operations. In connection with the issuance of each series of Notes, the Company will enter into an international central securities depositaries agreement, each to be dated on or around the Closing Date (each, an “ICSD Agreement”), with Euroclear and Clearstream. The Notes will be issued in denominations of €100,000 and integral multiples of €1,000 in excess thereof.

The Company hereby confirms its agreement with the several Underwriters concerning the purchase and sale of the Notes, as follows:

1.              Registration Statement. The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Securities Act”), an automatic shelf registration statement on Form S-3 (File No. 333-286885), including a prospectus (the “Base Prospectus”), relating to the public offering and sale of the Company’s securities, including the Notes. Such registration statement, in the form in which it became effective under the Securities Act, including the information, if any, deemed pursuant to Rule 430A, 430B or 430C under the Securities Act to be part of the registration statement at the time of its effectiveness (“Rule 430 Information”), is referred to herein as the “Registration Statement”; the term “Preliminary Prospectus” means the preliminary prospectus supplement dated February 12, 2026 relating to the Notes, together with the Base Prospectus; and the term “Prospectus” means the Base Prospectus and the prospectus supplement relating to the Notes in the form first used by the Underwriters (or made available upon request of purchasers pursuant to Rule 173 under the Securities Act) in connection with confirmation of sales of the Notes. Any reference in this Agreement to the Registration Statement, the Base Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act as of the effective date of the Registration Statement or the date of such Preliminary Prospectus or the Prospectus, as the case may be; and any reference to “amend,” “amendment” or “supplement” with respect to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any documents filed after such date under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Exchange Act”) that are deemed to be incorporated by reference therein. Capitalized terms used but not defined herein shall have the meanings given to such terms in the Registration Statement and the Prospectus.

At or prior to 4:50 P.M., London time on February 12, 2026 which is the time when sales of the Notes were first made (the “Time of Sale”), the Company has prepared the following information (collectively, the “Time of Sale Information”): the Preliminary Prospectus and each “free-writing prospectus” (as defined in Rule 405 under the Securities Act) listed in Annex A hereto.

2.              Purchase of the Notes by the Underwriters.

(a)            The Company agrees to issue and sell the Notes to the several Underwriters as provided in this Agreement, and each Underwriter, on the basis of the representations, warranties and agreements set forth herein and subject to the conditions set forth herein, agrees, severally and not jointly, to purchase from the Company the respective principal amounts of the 2031 Notes and the 2035 Notes set forth opposite such Underwriter’s name in Schedule 1 hereto, at a price equal to 98.699% of the principal amount of the 2031 Notes and a price of 97.950% of the principal amount of the 2035 Notes. The Company will not be obligated to deliver any of the Notes except upon payment for all the Notes to be purchased as provided herein.

(b)            The Company understands that the Underwriters intend to make a public offering of the Notes as soon after the effectiveness of this Agreement as in the judgment of the Representatives is advisable, and initially to offer the Notes on the terms set forth in the Time of Sale Information. The Company acknowledges and agrees that the Underwriters may offer and sell Notes to or through any affiliate of an Underwriter and that any such affiliate may offer and sell Notes purchased by it to or through any Underwriter.

(c)            Payment for and delivery of the Notes will be made at the offices of Sidley Austin llp at 10:00 A.M., London time, on February 24, 2026 or at such other time or place on the same or such other date, not later than the fifth business day thereafter (subject to Section 10 herein), as the Representatives and the Company may agree upon in writing. The time and date of such payment and delivery is referred to herein as the “Closing Date.”

(d)            Against the delivery of the duly executed and authenticated Notes, payment for the Notes shall be made by wire transfer in immediately available funds to the order of the Company. It is understood that the Representatives have been authorized, for their own account and the accounts of the several Underwriters, to accept delivery of and receipt for, and make payment of the purchase price for, the Notes the Underwriters have agreed to purchase. Either J.P. Morgan Securities plc, Barclays Bank PLC, BNP PARIBAS or Wells Fargo Securities International Limited, individually and not as the Representative of the Underwriters, may (but shall not be obligated to) make payment for the Notes, if any, to be purchased by any Underwriter whose funds shall not have been received by the Representatives by the Closing Date, for the account of such Underwriter, but any such payment shall not relieve such Underwriter from any of its obligations under this Agreement.

J.P. Morgan Securities plc or such other Representative as the Representatives may agree to settle the Notes (the “Settlement Bank”) acknowledges that the Notes represented by the Global Notes will initially be credited to an account (the “Commissionaire Account”) for the benefit of the Settlement Bank the terms of which include a third-party beneficiary clause (‘stipulation pour autrui’) with the Company as the third-party beneficiary and provide that such Notes are to be delivered to others only against payment of the net subscription monies for the Notes ((i.e. less the commissions to be deducted from the subscription monies) with any transfer taxes payable in connection with the sale of the Notes duly paid, without duplication, by the Company) into the Commissionaire Account on a delivery against payment basis. The Settlement Bank acknowledges that (i) the Notes represented by the Global Notes shall be held to the order of the Company as set out above and (ii) the net subscription monies for the Notes received in the Commissionaire Account (i.e. less the commissions deducted from the subscription monies) will be held on behalf of the Company until such time as they are transferred to the Company’s order. The Settlement Bank undertakes that the net subscription monies for the Notes (i.e. less the commissions deducted from the subscription monies) will be transferred to the Company’s order promptly following receipt of such monies in the Commissionaire Account. The Company acknowledges and accepts the benefit of the third-party beneficiary clause (‘stipulation pour autrui’) pursuant to the Belgium and/or Luxembourg Civil Code, as applicable, in respect of the Commissionaire Account.

The Company shall deliver, or cause to be delivered, to the Underwriters the Notes at the Closing Date, against the irrevocable release of a wire transfer of immediately available funds for the amount of the purchase price therefor. The Notes shall be in such denominations and registered in such names and denominations as the Representatives shall have requested at least two full business days prior to the Closing Date, and shall be made available for inspection on the business day preceding the Closing Date, at a location in New York City or London, as the Representatives may designate. The Notes shall be delivered to the CSK unless the Representatives shall otherwise instruct. Time shall be of the essence, and delivery at the time and place specified in this Agreement is a further condition to the obligations of the Underwriters.

(e)            The Company acknowledges and agrees that each Underwriter is acting solely in the capacity of an arm’s length contractual counterparty to the Company with respect to the offering of the Notes contemplated hereby (including in connection with determining the terms of such offering) and not as a financial advisor or a fiduciary to, or an agent of, the Company or any other person. Additionally, neither the Representatives nor any other Underwriter are advising the Company or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. The Company shall consult with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby, and neither the Representatives nor any other Underwriter shall have any responsibility or liability to the Company with respect thereto. Any review by the Representatives or any other Underwriter of the Company, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Representatives or such Underwriter and shall not be on behalf of the Company or any other person.

3.              Representations and Warranties of the Company. The Company represents and warrants to each Underwriter that:

(a)            Preliminary Prospectus. No order preventing or suspending the use of any Preliminary Prospectus has been issued by the Commission, and each Preliminary Prospectus, at the time of filing thereof, complied in all material respects with the Securities Act and, as of its date, did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation or warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in any Preliminary Prospectus.

(b)            Time of Sale Information. The Time of Sale Information, at the Time of Sale, did not, and at the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation or warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in the Registration Statement, the Time of Sale Information or the Prospectus. No statement of material fact included in the Prospectus has been omitted from the Time of Sale Information and no statement of material fact included in the Time of Sale Information that is required to be included in the Prospectus has been omitted therefrom.

(c)            Issuer Free Writing Prospectus. The Company (including its agents and representatives, other than the Underwriters in their capacity as such) has not prepared, made, used, authorized, approved or referred to and will not prepare, make, use, authorize, approve or refer to any “written communication” (as defined in Rule 405 under the Securities Act) that constitutes an offer to sell or solicitation of an offer to buy the Notes (each such communication by the Company or its agents and representatives (other than a communication referred to in clauses (i), (ii) and (iii) below), an “Issuer Free Writing Prospectus”) other than (i) any document not constituting a prospectus pursuant to Section 2(a)(10)(a) of the Securities Act or Rule 134 under the Securities Act, (ii) any Preliminary Prospectus, (iii) the Prospectus, (iv) the documents listed in Annex A hereto as constituting part of the Time of Sale Information and (v) any electronic road show or other written communications (including the investor presentation on February 12, 2026) in each case approved in writing in advance by the Representatives. Each such Issuer Free Writing Prospectus complies in all material respects with the Securities Act, has been or will be (within the time period specified in Rule 433) filed in accordance with the Securities Act (to the extent required thereby) and, when taken together with the Preliminary Prospectus accompanying, or delivered prior to delivery of, such Issuer Free Writing Prospectus, did not, at the Time of Sale, and, at the Closing Date, will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation or warranty with respect to any statements or omissions made in each such Issuer Free Writing Prospectus in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in any Issuer Free Writing Prospectus.

(d)            Registration Statement and Prospectus. The Registration Statement is an “automatic shelf registration statement,” as defined under Rule 405 of the Securities Act, that has been filed with the Commission not earlier than three years prior to the date hereof, and the Company is eligible to use the Registration Statement as an automatic shelf registration statement to register the offer and sale of the Notes; and no notice of objection of the Commission to the use of such registration statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act has been received by the Company. No order suspending the effectiveness of the Registration Statement has been issued by the Commission and no proceeding for that purpose or pursuant to Section 8A of the Securities Act against the Company or related to the offering of the Notes has been initiated or threatened by the Commission; as of the applicable effective date of the Registration Statement and any amendment thereto, the Registration Statement complied and will comply in all material respects with the Securities Act and the Trust Indenture Act of 1939, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Trust Indenture Act”), and did not and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading; no order preventing or suspending the use of the Prospectus has been issued by the Commission; and as of the date of the Prospectus, the date of any amendment or supplement thereto, and the Closing Date, the Prospectus will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation or warranty with respect to (i) that part of the Registration Statement that constitutes the Statement of Eligibility (Form T-1) of the Trustee under the Trust Indenture Act or (ii) any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in the Registration Statement and the Prospectus, and any amendment or supplement thereto.

(e)            Incorporated Documents. The documents incorporated by reference in each of the Registration Statement, the Prospectus and the Time of Sale Information, when they were filed with the Commission or amended, conformed in all material respects to the requirements of the Exchange Act, and none of such documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated by reference in the Registration Statement, the Prospectus or the Time of Sale Information, or any amendment or supplement thereto, when such documents are filed with the Commission, will conform in all material respects to the requirements of the Exchange Act, and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(f)            Financial Statements. The financial statements and the related notes thereto included or incorporated by reference in each of the Registration Statement, the Time of Sale Information and the Prospectus, and any amendment or supplement thereto, comply in all material respects with the applicable requirements of the Securities Act and the Exchange Act, as applicable, and present fairly in all material respects the consolidated financial position of the Company and its subsidiaries as of the dates indicated and their consolidated results of operations and their consolidated changes in cash flows for the periods specified; such financial statements have been prepared in conformity with U.S. generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods covered thereby, and the supporting schedules included or incorporated by reference in each of the Registration Statement, the Prospectus and the Time of Sale Information, and any amendment or supplement thereto, present fairly in all material respects the information required to be stated therein; the other financial information included or incorporated by reference in each of the Registration Statement, the Time of Sale Information and the Prospectus, and any amendment or supplement thereto, has been derived from the accounting records of the Company and its consolidated subsidiaries and presents fairly in all material respects the information shown thereby; the pro forma financial information and the related notes thereto, if any, included or incorporated by reference in each of the Registration Statement, the Time of Sale Information and the Prospectus, and any amendment or supplement thereto, have been prepared in accordance with the applicable requirements of the Securities Act and the Exchange Act, as applicable, and the assumptions underlying such pro forma financial information are reasonable and are set forth in each of the Registration Statement, the Time of Sale Information and the Prospectus; and no historical or pro forma financial statements are required to be included in the Registration Statement, the Time of Sale Information or the Prospectus under the Securities Act or the Exchange Act that have not been included therein. The interactive data in eXtensbile Business Reporting Language included or incorporated by reference in the Registration Statement, the Prospectus and the Time of Sale Information, and any amendment or supplement thereto, fairly presents the information called for in all material respects and is prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(g)            No Material Adverse Change. Since the date of the most recent financial statements of the Company included or incorporated by reference in each of the Registration Statement, the Time of Sale Information and the Prospectus: (i) there has not been any change in the capital stock (other than the issuance of shares of common stock, $0.001 par value per share, of the Company relating to awards under the Company’s equity incentive or benefit plans (collectively, the “Equity Incentive Plans”), provided that the descriptions of such Equity Incentive Plans have been disclosed or incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus) or long-term debt of the Company or any of its subsidiaries, or any dividend or distribution of any kind declared, set aside for payment, paid or made by the Company on any class of its capital stock, or any material adverse change, or any development involving a prospective material adverse change, in or affecting the business, properties, rights, assets, management, financial position, results of operations or prospects of the Company and its subsidiaries taken as a whole; (ii) except as otherwise disclosed or incorporated by reference in each of the Registration Statement, the Time of Sale Information and the Prospectus, neither the Company nor any of its subsidiaries has entered into any transaction or agreement that is material to the Company and its subsidiaries taken as a whole or incurred any liability or obligation, direct or contingent, that is material to the Company and its subsidiaries taken as a whole; and (iii) neither the Company nor any of its subsidiaries has sustained any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or any action, order or decree of any court or arbitrator or governmental or regulatory authority, except in each case as otherwise disclosed or incorporated by reference in each of the Registration Statement, the Time of Sale Information and the Prospectus.

(h)            Organization and Good Standing. The Company and each of its subsidiaries have been duly organized and are validly existing and in good standing under the laws of their respective jurisdictions of organization, are duly qualified to do business and are in good standing in each jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses requires such qualification, and have all power and authority necessary to own or hold their respective properties and to conduct the businesses in which they are engaged, except where the failure to be so qualified, be in good standing or have such power or authority would not, individually or in the aggregate, have a material adverse effect on the business, properties, assets, management, financial position, results of operations or prospects of the Company and its subsidiaries taken as a whole or on the performance by the Company of its obligations under the Transaction Documents to which it is a part (a “Material Adverse Effect”). References to the “Transaction Documents” in this Agreement shall be deemed to refer to and include this Agreement, the Indenture, the Paying Agency Agreement, each ICSD Agreement and the Notes.

(i)             Capitalization. If the Registration Statement, the Time of Sale Information and the Prospectus have a section captioned “Capitalization,” the Company has the authorized capitalization as set forth therein (except for subsequent issuances, if any, pursuant to this Agreement and pursuant to reservations, agreements or the Equity Incentive Plans disclosed or incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus). All the outstanding shares of capital stock or other equity interests of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable (except, in the case of any foreign subsidiary, for directors’ qualifying shares and except as otherwise described in the Registration Statement, the Time of Sale Information and the Prospectus) and are owned directly or indirectly by the Company, free and clear of any lien, charge, encumbrance, security interest, restriction on voting or transfer or any other claim of any third party, and none of such shares of capital stock or other equity interests were issued in violation of preemptive or similar rights, except in each case as may otherwise be specifically disclosed or incorporated by reference in each of the Registration Statement, the Time of Sale Information and the Prospectus.

(j)             Due Authorization. The Company has the full right, power and authority to execute and deliver the Transaction Documents and to perform its obligations hereunder and thereunder; and all action required to be taken for the due and proper authorization, execution and delivery of each of the Transaction Documents and the consummation of the transactions contemplated hereby and thereby has been duly and validly taken.

(k)            The Indenture. The Indenture has been duly authorized by the Company and upon effectiveness of the Registration Statement was duly qualified under the Trust Indenture Act and, when duly executed and delivered in accordance with its terms by each of the parties thereto, will constitute a valid and legally binding agreement of the Company enforceable against the Company in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization or similar laws relating to or affecting the enforcement of creditors’ rights generally or by equitable principles relating to enforceability (collectively, the “Enforceability Exceptions”).

(l)             Listing Particulars. The listing particulars to be prepared in connection with the issue of the Notes complies in all material respects with the applicable requirements of the Irish Stock Exchange plc, trading as Euronext Dublin (“Euronext Dublin”).

(m)            Paying Agency Agreement. The Paying Agency Agreement has been duly authorized by the Company and, when duly executed and delivered by each of the parties thereto, will constitute a valid and legally binding agreement of the Company enforceable against the Company in accordance with its terms, subject to the Enforceability Exceptions.

(n)            ICSD Agreements. Each ICSD Agreement has been duly authorized by the Company and, when duly executed and delivered by each of the parties thereto, will constitute a valid and legally binding agreement of the Company enforceable against the Company in accordance with its terms, subject to the Enforceability Exceptions.

(o)            Underwriting Agreement. This Agreement has been duly authorized, executed and delivered by the Company.

(p)            The Notes. The Notes have been duly authorized by the Company and, when duly executed, authenticated, issued and delivered as provided in the Indenture, duly effectuated by the CSK and delivered and paid for as provided in this Agreement, will be duly and validly issued and outstanding and will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms, subject to the Enforceability Exceptions, and will be entitled to the benefits of the Indenture. The form of the Notes shall comply with applicable requirements of the European Central Bank in relation to instruments intended to be eligible collateral for Eurosystem intra-day credit and monetary policy operations and with the requirements of Euronext Dublin in relation to the listing on its Official List and admission to trading on its Global Exchange Market (“GEM”).

(q)            Descriptions of the Transaction Documents. Each Transaction Document conforms in all material respects to the description thereof contained in each of the Registration Statement, the Time of Sale Information and the Prospectus.

(r)            No Violation or Default. Neither the Company nor any of its subsidiaries is (i) in violation of its charter or by-laws or similar organizational documents, (ii) in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any property, right or asset of the Company or any of its subsidiaries is subject or (iii) in violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of clause (i) above, for subsidiaries that are not “significant subsidiaries” as defined in Rule 1-02 of Regulation S-X, and clauses (ii) and (iii) above, for any such default or violation that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(s)            No Conflicts. The execution, delivery and performance by the Company of each of the Transaction Documents, the issuance and sale of the Notes and compliance by the Company with the terms thereof and the consummation of the transactions contemplated by the Transaction Documents will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, result in the termination, modification or acceleration of, or result in the creation or imposition of any lien, charge or encumbrance upon any property, right or asset of the Company or any of its subsidiaries pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any property, right or asset of the Company or any of its subsidiaries is subject, (ii) result in any violation of the provisions of the charter or by-laws or similar organizational documents of the Company or any of its subsidiaries or (iii) result in the violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of clauses (i) and (iii) above, for any such conflict, breach, violation, default, lien, charge or encumbrance that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(t)            No Consents Required. No consent, approval, authorization, order, registration or qualification of or with any court or arbitrator or governmental or regulatory authority is required for the execution, delivery and performance by the Company of any of the Transaction Documents, the issuance and sale of the Notes or the compliance by the Company with the terms thereof or the consummation of the transactions contemplated by the Transaction Documents, except for the registration of the offer and sale of the Notes under the Securities Act, the qualification of the Indenture under the Trust Indenture Act and such consents, approvals, authorizations, orders and registrations or qualifications as may be required under applicable state securities laws in connection with the purchase and distribution of the Notes by the Underwriters.

(u)            Legal Proceedings. Except as described or incorporated by reference in each of the Registration Statement, the Time of Sale Information and the Prospectus, there are no legal, governmental or regulatory investigations, actions, demands, claims, suits, arbitrations, inquiries or proceedings (“Actions”) pending to which the Company or any of its subsidiaries is or may be a party, or to which any property of the Company or any of its subsidiaries is or may be the subject that, individually or in the aggregate, if determined adversely to the Company or any of its subsidiaries, would reasonably be expected to have a Material Adverse Effect; no Actions are threatened or, to the knowledge of the Company, contemplated by any governmental or regulatory authority or threatened by others; and (i) there are no current or pending Actions that are required under the Securities Act to be described in the Registration Statement, the Time of Sale Information or the Prospectus that are not so described in the Registration Statement, the Time of Sale Information, the Prospectus or any document incorporated by reference therein that are not so described as required and (ii) there are no contracts or other documents that are required under the Securities Act to be filed as exhibits to the Registration Statement or described in the Registration Statement, the Time of Sale Information and the Prospectus that are not so filed as exhibits to the Registration Statement or described in the Registration Statement, the Time of Sale Information and the Prospectus or any document incorporated by reference therein.

(v)            Independent Accountants. PricewaterhouseCoopers LLP, which has certified certain financial statements of the Company and its consolidated subsidiaries is an independent registered public accounting firm with respect to the Company and its consolidated subsidiaries within the applicable rules and regulations adopted by the Commission and the Public Company Accounting Oversight Board (United States) and as required by the Securities Act.

(w)            Title to Real and Personal Property. The Company and its subsidiaries have good and marketable title in fee simple to, or have valid rights to lease or otherwise use, all items of real and personal property that are material to the respective businesses of the Company and its subsidiaries, in each case free and clear of all liens, encumbrances, claims and defects and imperfections of title except those that (i) do not materially interfere with the use made and proposed to be made of such property by the Company and its subsidiaries or (ii) could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, as disclosed or incorporated by reference in each of the Registration Statement, the Time of Sale Information and the Prospectus.

(x)            No Undisclosed Relationships. No relationship, direct or indirect, exists between or among the Company or any of its subsidiaries, on the one hand, and the directors, officers, stockholders, or other affiliates of the Company or any of its subsidiaries, on the other, that is required by the Securities Act to be described in each of the Registration Statement, the Time of Sale Information and the Prospectus and that is not so described therein.

(y)            Investment Company Act. The Company is not, and after giving effect to the offering and sale of the Notes and the application of the proceeds thereof as described in each of the Registration Statement, the Time of Sale Information and the Prospectus will not be, an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Investment Company Act”).

(z)            Taxes. The Company and its subsidiaries have paid all material federal, state, local and foreign taxes and filed all material tax returns required to be paid or filed through the date hereof (taking into account all permitted extensions); and except as otherwise disclosed or incorporated by reference in each of the Registration Statement, the Time of Sale Information and the Prospectus, there is no material tax deficiency that has been, or would reasonably be expected to be, asserted against the Company or any of its subsidiaries or any of their respective properties or assets.

(aa)          Licenses and Permits. The Company and its subsidiaries possess all licenses, certificates, permits and other authorizations issued by, and have made all declarations and filings with, the appropriate federal, state, local or foreign governmental or regulatory authorities that are necessary for the ownership or lease of their respective properties or the conduct of their respective businesses as described or incorporated by reference in each of the Registration Statement, the Time of Sale Information and the Prospectus, and any amendment or supplement thereto, except where the failure to possess or make the same would not, individually or in the aggregate, have a Material Adverse Effect; and except as described or incorporated by reference in each of the Registration Statement, the Time of Sale Information and the Prospectus, neither the Company nor any of its subsidiaries has received notice of any revocation or modification of any such license, sub-license, certificate, permit or authorization or has any reason to believe that any such license, certificate, permit or authorization will not be renewed in the ordinary course.

(bb)         Compliance With Environmental Laws. (i) The Company and its subsidiaries (x) are in compliance with any and all applicable federal, state, local and foreign laws, rules, regulations, requirements, decisions and orders relating to the protection of human health or safety, the environment, natural resources, hazardous or toxic substances or wastes, pollutants or contaminants (collectively, “Environmental Laws”), (y) have received and are in compliance with all permits, licenses, certificates or other authorizations or approvals required of them under applicable Environmental Laws to conduct their respective businesses, and (z) have not received notice of any actual or potential liability under or relating to any Environmental Laws, including for the investigation or remediation of any disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants, and have no knowledge of any event or condition that would reasonably be expected to result in any such notice; (ii) there are no costs or liabilities associated with Environmental Laws of or relating to the Company or its subsidiaries, except in the case of each of (i) and (ii) above, for any such failure to comply, or failure to receive required permits, licenses or approvals, or cost or liability, as would not, individually or in the aggregate, have a Material Adverse Effect; and (iii) except as described or incorporated by reference in each of the Registration Statement, the Time of Sale Information and the Prospectus, (x) there are no proceedings that are pending, or that are known to be contemplated, against the Company or any of its subsidiaries under any Environmental Laws in which a governmental entity is also a party, other than such proceedings that would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, (y) the Company and its subsidiaries are not aware of any issues regarding compliance with Environmental Laws, or liabilities or other obligations under Environmental Laws or concerning hazardous or toxic substances or wastes, pollutants or contaminants, that would reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, and (z) none of the Company and its subsidiaries anticipates capital expenditures relating to any Environmental Laws that would be material to the Company and its consolidated subsidiaries taken as a whole.

(cc)          Compliance with ERISA. Except in each case with respect to the events or conditions set forth in (i) through (viii) hereof as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect: (i) each employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), for which the Company or any member of its “Controlled Group” (defined as any organization that is a member of a controlled group of corporations within the meaning of Section 414 of the Internal Revenue Code of 1986, as amended (the “Code”)) would have any liability (each, a “Plan”) has been maintained in compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including, but not limited to, ERISA and the Code; (ii) no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any Plan excluding transactions effected pursuant to a statutory or administrative exemption; (iii) for each Plan that is subject to the funding rules of Section 412 of the Code or Section 302 of ERISA, no Plan has failed (whether or not waived), or is reasonably expected to fail, to satisfy the minimum funding standards (within the meaning of Section 302 of ERISA or Section 412 of the Code) applicable to such Plan; (iv) no Plan is, or is reasonably expected to be, in “at risk status” (within the meaning of Section 303(i) of ERISA) or “endangered status” or “critical status” (within the meaning of Section 305 of ERISA); (v) the fair market value of the assets of each Plan exceeds the present value of all benefits accrued under such Plan (determined based on those assumptions used to fund such Plan); (vi) no “reportable event” (within the meaning of Section 4043(c) of ERISA), other than such an event for which notification has been waived by regulation has occurred or is reasonably expected to occur; (vii) each Plan that is intended to be qualified under Section 401(a) of the Code is so qualified and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification; and (viii) neither the Company nor any member of the Controlled Group has incurred, nor reasonably expects to incur, any liability under Title IV of ERISA (other than contributions to the Plan or premiums to the Pension Benefit Guaranty Corporation, in the ordinary course and without default) in respect of a Plan (including a “multiemployer plan,” within the meaning of Section 4001(a)(3) of ERISA).

(dd)          Disclosure Controls. The Company and its subsidiaries maintain an effective system of “disclosure controls and procedures” (as defined in Rule 13a-15(e) of the Exchange Act) that is designed to ensure that information required to be disclosed by the Company in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure. The Company and its subsidiaries have carried out evaluations of the effectiveness of their disclosure controls and procedures as required by Rule 13a-15 of the Exchange Act.

(ee)          Accounting Controls. The Company, on a consolidated basis with its subsidiaries, maintains a system of “internal control over financial reporting” (as defined in Rule 13a-15(f) of the Exchange Act) that complies with the requirements of the Exchange Act and has been designed by, or under the supervision of, their respective principal executive and principal financial officers, or persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with U.S. GAAP. The Company, on a consolidated basis with its subsidiaries, maintains internal accounting controls sufficient to provide reasonable assurance that: (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with U.S. GAAP and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (v) interactive data in eXtensbile Business Reporting Language included or incorporated by reference in the Registration Statement, the Prospectus and the Time of Sale Information, and any amendment or supplement thereto, is prepared in accordance with the Commission’s rules and guidelines applicable thereto. Except as disclosed in each of the Registration Statement, the Time of Sale Information and the Prospectus, there are no material weaknesses or significant deficiencies in the Company’s internal control over financial reporting.

(ff)           Insurance. The Company and its subsidiaries have insurance covering their respective properties, operations, personnel and businesses, including business interruption insurance, which insurance is in amounts and insures against such losses and risks as are customary in the businesses in which the Company and its subsidiaries are engaged; and neither the Company nor any of its subsidiaries has (i) received notice from any insurer or agent of such insurer that capital improvements or other expenditures are required or necessary to be made in order to continue such insurance or (ii) any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage at reasonable cost from similar insurers as may be necessary to continue its business.

(gg)         No Unlawful Payments. Neither the Company nor any of its subsidiaries nor any director, officer or employee of the Company or any of its subsidiaries nor, to the knowledge of the Company, any agent, affiliate or other person associated with or acting on behalf of the Company or any of its subsidiaries has: (i) used any funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made or taken an act in furtherance of an offer, promise or authorization of any direct or indirect unlawful payment or benefit to any foreign or domestic government or regulatory official or employee, including of any government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended, or any applicable law or regulation implementing the Organisation for Economic Co-operation and Development Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, or committed an offence under the Bribery Act 2010 of the United Kingdom, as amended, or any other applicable anti-bribery or anti-corruption laws; or (iv) made, offered, agreed, requested or taken an act in furtherance of any unlawful bribe or other unlawful benefit, including, without limitation, any rebate, payoff, influence payment, kickback or other unlawful or improper payment or benefit. The Company and its subsidiaries have instituted, maintain and enforce, and will continue to maintain and enforce policies and procedures designed to promote and ensure compliance with all applicable anti-bribery and anti-corruption laws.

(hh)         Compliance with Money Laundering Laws. The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements, including those of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the applicable money laundering statutes of all jurisdictions where the Company or any of its subsidiaries conducts business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental or regulatory agency (collectively, the “Anti-Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(ii)            No Conflicts with Sanctions Laws. (i) Neither the Company nor any of its subsidiaries, directors, officers or employees, nor, to the knowledge of the Company, any agent, or affiliate or other person associated with or acting on behalf of the Company or any of its subsidiaries is (A) currently the subject or the target of any sanctions administered or enforced by the U.S. Government (including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person”), the United Nations Security Council, the European Union, the United Kingdom (including His Majesty’s Treasury), or other relevant sanctions authority (collectively, “Sanctions”) or (B) located, organized or resident in a country or territory that is the subject or the target of Sanctions, including, without limitation, the Crimea region of Ukraine, Cuba, the non-government controlled areas of the Zaporizhzhia and Kherson regions of Ukraine and any other Covered Region of Ukraine identified pursuant to Executive Order 14065, the so-called Donetsk People’s Republic, Iran, the so-called Luhansk People’s Republic, North Korea, and Sudan (each, a “Sanctioned Country”); (ii) the Company will not directly or indirectly use the proceeds of the offering of the Notes hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, (A) to fund or facilitate any activities of or business with any person that, at the time of such funding or facilitation, is the subject or the target of Sanctions, (B) to fund or facilitate any activities of or business in any Sanctioned Country, or (C) in any other manner that will result in a violation of Sanctions by any person (including any person participating in the transaction, whether as underwriter, advisor, investor or otherwise); and (iii) since April 24, 2019, the Company and its subsidiaries have not knowingly engaged in, are not now knowingly engaged in, and will not knowingly engage in, any dealings or transactions with any person that at the time of the dealing or transaction is or was the subject or the target of Sanctions or with any Sanctioned Country. It is acknowledged and agreed that the representation and warranty contained in this Section 3(ii) (No Conflicts with Sanctions Laws) of this Agreement is only sought and given to the extent that to do so would be permissible pursuant to (i) Council Regulation EC No. 2271/96, as amended (the “Blocking Regulation”), (ii) any law or regulation implementing the Blocking Regulation in any member state of the European Union or (iii) Council Regulation EC No. 2271/96 as it forms part of domestic law of the United Kingdom.

(jj)            No Restrictions on Subsidiaries. No subsidiary of the Company is currently prohibited, directly or indirectly, under any agreement or other instrument to which it is a party or is subject, from paying any dividends to the Company, from making any other distribution on such subsidiary’s capital stock or similar ownership interest, from repaying to the Company any loans or advances to such subsidiary from the Company, or from transferring any of such subsidiary’s properties or assets to the Company or any other subsidiary of the Company, except where such prohibition would not, individually or in the aggregate, have a Material Adverse Effect.

(kk)          No Broker’s Fees. Neither the Company nor any of its subsidiaries is a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against any of them or any Underwriter for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Notes.

(ll)            No Registration Rights. No person has the right to require the Company or any of its subsidiaries to register any securities for sale under the Securities Act by reason of the filing of the Registration Statement with the Commission or the issuance and sale of the Notes.

(mm)        No Stabilization. The Company has not taken, directly or indirectly, any action designed to or that would reasonably be expected to cause or result in any stabilization or manipulation of the price of the Notes.

(nn)          Listing. The Company has taken commercially reasonable efforts to cause the Notes to be listed on the Official List of Euronext Dublin and admitted to trading on the GEM as of the Closing Date, and the Company does not have any reason to believe that the Notes will not be admitted to listing on the Official List of Euronext Dublin or admitted to trading on the GEM on the Closing Date, subject to official notice of issuance.

(oo)         Statistical and Market Data. Nothing has come to the attention of the Company and its subsidiaries that has caused the Company or any of its subsidiaries to believe that the statistical and market-related data included or incorporated by reference in each of the Registration Statement, the Time of Sale Information and the Prospectus, or any amendment or supplement thereto, is not based on or derived from sources that are reliable and accurate in all material respects.

(pp)         Sarbanes-Oxley Act. There is and has been no failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply in all material respects with any provision of the Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”), including Section 402 related to loans and Sections 302 and 906 related to certifications.

(qq)          Status under the Securities Act. The Company is not an ineligible issuer and the Company is a well-known seasoned issuer, in each case as defined under the Securities Act, in each case at the times specified in the Securities Act in connection with the offering of the Notes.

(rr)           REIT Qualification. Commencing with its taxable year ended December 31, 2012, the Company has been, and upon the sale of the Notes, the Company will continue to be, organized and operated in conformity with the requirements for qualification and taxation as a real estate investment trust (a “REIT”) under the Code, and the Company’s present and proposed method of operation as described in the Registration Statement, the Time of Sale Information and the Prospectus will enable the Company to continue to meet the requirements for qualification and taxation as a REIT under the Code.

(ss)          Withholding Taxes. Subject to the receipt of normal and customary certifications, all payments to be made by the Company under this Agreement and, except as disclosed in the Registration Statement, the Time of Sale Information and the Prospectus, all interest, principal, premium, if any, additional amounts, if any, and other payments on or under the Notes will, under the current laws and regulations of the United States or any political subdivision or any authority or agency therein or thereof having power to tax, or of any other jurisdiction in which the Company is organized or is otherwise resident for tax purposes or any jurisdiction from or through which a payment is made (each, a “Relevant Taxing Jurisdiction”), be made free and clear of withholding tax.

(tt)           Stamp Taxes. No stamp, issuance, transfer or other similar taxes or duties (“Stamp Taxes”) are payable by or on behalf of the Underwriters in any Relevant Taxing Jurisdiction on (i) the creation, issue or delivery by the Company of the Notes, (ii) the purchase by the Underwriters of the Notes in the manner contemplated by this Agreement, (iii) the resale and delivery by the Underwriters of the Notes contemplated by this Agreement or (iv) the execution and delivery of this Agreement and the other transaction documents and the consummation of the transactions contemplated hereby and thereby.

(uu)         Cybersecurity. (A) To the knowledge of the Company, there has been no material security breach or incident, unauthorized access or disclosure, or other compromise of or relating to the Company’s, or its subsidiaries’, as applicable, information technology and computer systems, networks, hardware, software, data and databases (including the data and information of their respective customers, employees, suppliers, vendors and any third party data maintained, processed or stored by the Company or its subsidiaries, as applicable, and any such data processed or stored by third parties on behalf of the Company and its subsidiaries, as applicable), equipment or technology (collectively, “IT Systems and Data”); (B) neither the Company nor its subsidiaries have been notified of, and the Company and its subsidiaries have no knowledge of any event or condition that would result in, any material security breach or incident, unauthorized access or disclosure or other compromise to their IT Systems and Data; and (C) the Company and its subsidiaries have implemented appropriate controls, policies, procedures, and technological safeguards to maintain and protect the integrity, continuous operation, redundancy and security of their IT Systems and Data reasonably consistent with industry standards and practices, or as required by applicable regulatory standards. The Company and its subsidiaries are presently in material compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Data and to the protection of such IT Systems and Data from unauthorized use, access, misappropriation or modification.

4.              Further Agreements of the Company. The Company covenants and agrees with each Underwriter that:

(a)            Required Filings. The Company will file the final Prospectus with the Commission within the time periods specified by Rule 424(b) and Rule 430A, 430B or 430C under the Securities Act and will file any Issuer Free Writing Prospectus (including the Pricing Term Sheet referred to in Annex A hereto) to the extent required by, and within the time period specified in, Rule 433 under the Securities Act; the Company will file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus is required in connection with the offering or sale of the Notes; and the Company will furnish copies of the Prospectus and each Issuer Free Writing Prospectus (to the extent not previously delivered) to the Underwriters in London prior to 10:00 A.M., London time, on the second business day succeeding the date of this Agreement in such quantities as the Representatives may reasonably request. The Company will pay the registration fees for the offering of the Notes within the time period required by Rule 456(b)(1)(i) under the Securities Act (without giving effect to the proviso therein) and in any event prior to the Closing Date.

(b)            Delivery of Copies. The Company will, at the request of any of the Representatives, deliver without charge: (i) to the Representatives, two signed copies of the Registration Statement as originally filed and each amendment thereto, in each case including all exhibits and consents filed therewith and documents incorporated by reference therein; and (ii) to each Underwriter (A) a conformed copy of the Registration Statement as originally filed and each amendment thereto, in each case including all exhibits and consents filed therewith and (B) during the Prospectus Delivery Period (as defined below), as many copies of the Prospectus (including all amendments and supplements thereto and documents incorporated by reference therein) and each Issuer Free Writing Prospectus as the Representatives may reasonably request. As used herein, the term “Prospectus Delivery Period” means such period of time from, and including, the first date of the public offering of the Notes as in the opinion of counsel for the Underwriters a prospectus relating to the Notes is required by law to be delivered (or required to be delivered but for Rule 172 under the Securities Act) in connection with sales of the Notes by any Underwriter or dealer.

(c)            Amendments or Supplements; Issuer Free Writing Prospectuses. Prior to the expiration of the Prospectus Delivery Period, before making, preparing, using, authorizing, approving, referring to or filing any Issuer Free Writing Prospectus, and before filing any amendment or supplement to the Registration Statement, the Time of Sale Information or the Prospectus, the Company will furnish to the Representatives and counsel for the Underwriters a copy of the proposed Issuer Free Writing Prospectus, amendment or supplement for review and will not prepare, use, authorize, approve, refer to or file any such Issuer Free Writing Prospectus, amendment or supplement to which the Representatives reasonably object.

(d)            Notice to the Representatives. The Company will advise the Representatives promptly, and confirm such advice in writing: (i) when any amendment to the Registration Statement has been filed or becomes effective; (ii) when any supplement to the Prospectus or any amendment to the Prospectus or any Issuer Free Writing Prospectus has been filed or distributed; (iii) of any request by the Commission for any amendment to the Registration Statement, or any amendment or supplement to the Prospectus or the receipt of any comments from the Commission relating to the Registration Statement or any other request by the Commission for any additional information; (iv) of the issuance by the Commission of any order suspending the effectiveness of the Registration Statement or preventing or suspending the use of any Preliminary Prospectus or the Prospectus or the initiation or threatening of any proceeding for that purpose or pursuant to Section 8A of the Securities Act; (v) of the occurrence of any event or the existence of a condition within the Prospectus Delivery Period as a result of which the Prospectus, the Time of Sale Information or any Issuer Free Writing Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus, the Time of Sale Information or any such Issuer Free Writing Prospectus is delivered to a purchaser, not misleading; (vi) of the receipt by the Company of any notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act; and (vii) of the receipt by the Company of any notice with respect to any suspension of the qualification of any of the Notes for offer and sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and the Company will use its commercially reasonable efforts to prevent the issuance of any such order suspending the effectiveness of the Registration Statement, preventing or suspending the use of any Preliminary Prospectus or the Prospectus or suspending any such qualification of the Notes and, if any such order is issued, will obtain as soon as possible the withdrawal thereof.

(e)            Time of Sale Information. If during the Prospectus Delivery Period (i) any event shall occur or condition shall exist as a result of which the Time of Sale Information as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or (ii) it is necessary to amend or supplement the Time of Sale Information to comply with law, the Company will immediately notify the Underwriters thereof and forthwith prepare and, subject to paragraph (c) above, file with the Commission (to the extent required) and furnish to the Underwriters and to such dealers as the Representatives may designate, such amendments or supplements to the Time of Sale Information (or any document to be filed with the Commission and incorporated by reference therein) as may be necessary so that the statements in the Time of Sale Information as so amended or supplemented (including such documents to be incorporated by reference therein) will not, in the light of the circumstances under which they were made, be misleading or so that the Time of Sale Information will comply with law.

(f)            Ongoing Compliance. If during the Prospectus Delivery Period (i) any event shall occur or condition shall exist as a result of which the Registration Statement or the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances existing when it is delivered to a purchaser, not misleading or (ii) it is necessary to amend or supplement the Registration Statement or the Prospectus to comply with law, the Company will immediately notify the Underwriters thereof and forthwith prepare and, subject to paragraph (c) above, file with the Commission and furnish to the Underwriters and to such dealers as the Representatives may designate, such amendments or supplements to the Registration Statement or the Prospectus (or any document to be filed with the Commission and incorporated by reference therein) as may be necessary so that the statements in the Registration Statement or the Prospectus as so amended or supplemented (including such documents to be incorporated by reference) will not, in light of the circumstances existing when it is delivered to a purchaser, be misleading or so that the Registration Statement or the Prospectus will comply with law.

(g)            Blue Sky Compliance. The Company will furnish such information as may be required and otherwise use its commercially reasonable efforts to cooperate in qualifying the Notes for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Representatives shall reasonably request and will use its commercially reasonable efforts to maintain such qualifications in effect so long as required for distribution of the Notes; provided that the Company shall not be required to (i) qualify as a foreign corporation or other entity, or as a dealer in securities in any such jurisdiction where it would not otherwise be required to so qualify, (ii) file any general consent to service of process in any such jurisdiction or (iii) subject itself to taxation in any such jurisdiction if it is not otherwise so subject.

(h)            Earnings Statement. The Company will make generally available to its security holders and the Representatives (including, but not limited to, via public filing with the Commission) as soon as reasonably practicable, an earnings statement that satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 of the Commission promulgated thereunder covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the “effective date” (as defined in Rule 158) of the Registration Statement.

(i)            Clear Market. During the period from the date hereof through and including the date that is one day after the Closing Date, the Company will not, without the prior written consent of the Representatives, offer, sell, contract to sell or otherwise dispose of any debt securities issued or guaranteed by the Company and having a tenor of more than one year.

(j)             Use of Proceeds. The Company will apply the net proceeds from the sale of the Notes as described in each of the Registration Statement, the Time of Sale Information and the Prospectus under the section “Use of proceeds.”

(k)            Clearance and Settlement. The Company will assist the Underwriters in arranging for the Notes to be eligible for clearance and settlement through the facilities of Clearstream and Euroclear.

(l)             Listing. The Company will use its commercially reasonable efforts to cause the Notes to be listed on the Official List of Euronext Dublin and admitted to trading on the GEM as of the Closing Date, and, upon such listing, will use its best efforts to maintain such listing and satisfy the requirements for such continued listing.

(m)            Stabilization. The Company hereby confirms the appointment of J.P. Morgan Securities plc in its role as stabilization manager (the “Stabilizing Manager”) (or any person acting on behalf of the Stabilizing Manager) to over-allot Notes or effect transactions with a view to supporting the market price of the Notes at a level higher than that which might otherwise prevail.

In connection with the issue of the Notes, the Stabilizing Manager (or any person acting on behalf of the Stabilizing Manager) may over-allot Notes or effect transactions with a view to supporting the market price of the Notes at a level higher than that which might otherwise prevail. However, stabilization may not necessarily occur. Any stabilization action may begin on or after the date on which adequate public disclosure of the final terms of the offer of the Notes is made, and, if begun, may cease at any time, but it must end no later than the earlier of 30 days after the issue of the Notes and 60 days after the date of the allotment of the Notes. Such stabilization shall be carried out in accordance with applicable laws and regulations. Any loss or profit sustained as a consequence of any such over-allotment or stabilization shall be for the account of the Stabilizing Manager. The Stabilizing Manager may conduct these transactions in the over-the-counter market or otherwise. If the Stabilizing Manager commences any stabilization action, it may discontinue them at any time. Nothing contained in this paragraph shall be construed so as to require the Company to issue in excess of €500,000,000 in aggregate principal amount of the 2031 Notes or €500,000,000 in aggregate principal amount of the 2035 Notes. The Company will not take, directly or indirectly, any action designed to or that would reasonably be expected to cause or result in any stabilization or manipulation of the price of the Notes.

The Company confirms the appointment of the Stabilizing Manager as the central point responsible for adequate public disclosure of information, and handling any request from a competent authority, in accordance with Article 6(5) of Commission Delegated Regulation (EU) 2016/1052 of 8 March 2016 with regard to regulatory technical standards for the conditions applicable to buy-back programs and stabilization measures, including as it forms part of domestic law in the United Kingdom.

(n)            Record Retention. The Company will, pursuant to reasonable procedures developed in good faith, retain copies of each Issuer Free Writing Prospectus that is not filed with the Commission in accordance with Rule 433 under the Securities Act.

(o)            REIT Qualification. The Company will use its commercially reasonable efforts to continue to meet the requirements for qualification as a REIT under the Code for each of its taxable years, for so long as the Board of Directors of the Company deems it in the best interests of the Company to remain so qualified.

5.              Certain Agreements of the Underwriters. Each Underwriter, severally and not jointly, hereby represents and agrees that:

(a)            It has not used, authorized use of, referred to or participated in the planning for use of, and will not use, authorize use of, refer to, or participate in the planning for use of, any “free writing prospectus,” as defined in Rule 405 under the Securities Act (which term includes use of any written information furnished to the Commission by the Company and not incorporated by reference into the Registration Statement and any press release issued by the Company) other than (i) a free writing prospectus that, solely as a result of use by such Underwriter, would not trigger an obligation to file such free writing prospectus with the Commission pursuant to Rule 433, (ii) any Issuer Free Writing Prospectus listed in Annex A or prepared pursuant to Section 3(c) or Section 4(c) above (including any electronic road show), or (iii) any free writing prospectus prepared by such Underwriter and approved by the Company in advance in writing. Notwithstanding the foregoing, the Underwriters may use the Pricing Term Sheet referred to in Annex A hereto without the consent of the Company.

(b)            It is not subject to any pending proceeding under Section 8A of the Securities Act with respect to the offering of the Notes (and will promptly notify the Company if any such proceeding against it is initiated during the Prospectus Delivery Period).

6.              Conditions of Underwriters’ Obligations. The obligation of each Underwriter to purchase the Notes on the Closing Date as provided herein is subject to the performance by the Company of its covenants and other obligations hereunder and to the following additional conditions:

(a)            Registration Compliance; No Stop Order. No order suspending the effectiveness of the Registration Statement shall be in effect, and no proceeding for such purpose, pursuant to Rule 401(g)(2) or pursuant to Section 8A under the Securities Act shall be pending before or threatened by the Commission; no order preventing or suspending the use of any Preliminary Prospectus or the Prospectus has been issued by the Commission; the Prospectus and each Issuer Free Writing Prospectus shall have been timely filed with the Commission under the Securities Act (in the case of an Issuer Free Writing Prospectus, to the extent required by Rule 433 under the Securities Act) and in accordance with Section 4(a) hereof; and all requests by the Commission for additional information shall have been complied with to the reasonable satisfaction of the Representatives. The Company shall have paid the required Commission filing fees relating to the Notes within the time period required by Rule 456(b)(1)(i) under the Securities Act (without regard to the proviso therein) and otherwise in accordance with Rules 456(b) and 457(r) under the Securities Act and, if applicable, shall have updated the “Calculation of Registration Fee” table in accordance with Rule 456(b)(1)(ii) either in a post-effective amendment to the Registration Statement or in the manner specified by Rule 424(g) under the Securities Act in a prospectus filed pursuant to Rule 424(b).

(b)            Representations and Warranties. The representations and warranties of the Company contained herein shall be true and correct on the date hereof and on and as of the Closing Date; and the statements of the Company and its officers made in any certificates delivered pursuant to this Agreement shall be true and correct on and as of the Closing Date.

(c)            No Downgrade. Subsequent to the earlier of (i) the Time of Sale and (ii) the execution and delivery of this Agreement, (A) no downgrading or withdrawal shall have occurred in the rating accorded the Notes or any other debt securities or preferred stock issued or guaranteed by the Company or any of its subsidiaries by any “nationally recognized statistical rating organization,” as such term is defined under Section 3(a)(62) under the Exchange Act; and (B) no such organization shall have publicly announced that it has under surveillance or review, or has changed its outlook with respect to, its rating of the Notes or of any other debt securities or preferred stock issued or guaranteed by the Company or any of its subsidiaries, other than an announcement with positive implications of a possible upgrading.

(d)            No Material Adverse Change. No event or condition of a type described in Section 3(g) hereof shall have occurred or shall exist, which event or condition is not described in each of the Registration Statement, the Time of Sale Information and the Prospectus, in each case, for the avoidance of doubt, excluding any amendment or supplement thereto, the effect of which in the judgment of the Representatives makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Notes on the terms and in the manner contemplated by this Agreement, the Time of Sale Information and the Prospectus.

(e)            Officer’s Certificate. The Representatives shall have received, on and as of the Closing Date, a certificate of an officer of the Company who has specific knowledge of the Company’s financial matters and which is satisfactory to the Representatives (i) confirming that such officer has carefully reviewed the Registration Statement, the Time of Sale Information and the Prospectus and, to the best knowledge of such officer, the representations set forth in Sections 3(b) and 3(d) hereof are true and correct on and as of the Closing Date; (ii) confirming that the other representations and warranties of the Company in this Agreement are true and correct on and as of the Closing Date, and that the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date; and (iii) to the effect set forth in paragraphs (a), (c) and (d) above.

(f)             Comfort Letters and CFO Certificates. On the date of this Agreement and on the Closing Date, (i) PricewaterhouseCoopers LLP shall have furnished to the Representatives, at the request of the Company, letters, dated the respective dates of delivery thereof and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives, containing statements and information of the type customarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained or incorporated by reference in each of the Registration Statement, the Time of Sale Information, the Prospectus, and any amendment or supplement thereto; provided that the letter delivered on the Closing Date shall use a “cut-off” date no more than three business days prior to the Closing Date; and (ii) the Company shall have furnished to the Representatives a certificate, dated the respective dates of delivery and addressed to the Representatives, of its chief financial officer with respect to certain financial data contained in the Registration Statement, the Time of Sale Information and the Prospectus, and any amendment or supplement thereto, providing “management comfort” with respect to such information, in form and substance reasonably satisfactory to the Representatives.

(g)            Opinion and “Rule 10b-5 Statement” of Counsel for the Company. Hogan Lovells US LLP, counsel for the Company, shall have furnished to the Representatives, at the request of the Company, its written opinion and a “Rule 10b-5 statement,” dated the Closing Date and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives, to the effect set forth in Annex B hereto.

(h)            Opinion and “Rule 10b-5 Statement” of Counsel for the Underwriters. The Representatives shall have received, on and as of the Closing Date, an opinion and a “Rule 10b-5 statement” of Sidley Austin llp, counsel for the Underwriters, with respect to such matters as the Representatives may reasonably request, and such counsel shall have received such documents and information as it may reasonably request to enable it to pass upon such matters.

(i)            No Legal Impediment to Issuance. No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority that would, as of the Closing Date, prevent the issuance or sale of the Notes; and no injunction or order of any federal, state or foreign court shall have been issued that would, as of the Closing Date, prevent the issuance or sale of the Notes.

(j)            Good Standing. The Representatives shall have received, on and as of the Closing Date, satisfactory evidence of the good standing of the Company in its jurisdiction of organization and its good standing in such other jurisdictions as the Representatives may reasonably request, in each case in writing or any standard form of telecommunication, from the appropriate governmental authorities of such jurisdictions.

(k)            Effectuation of the Notes. The Notes shall have been properly effectuated by the CSK.

(l)             Clearance and Settlement. The Notes shall be eligible for clearance and settlement through the facilities of Clearstream and Euroclear.

(m)            Listing. The Notes shall have been approved by Euronext Dublin for listing on its Official List and admission to trading on the GEM, subject to notification of official issuance thereof.

(n)            Indenture and Notes. The Base Indenture shall have been duly executed and delivered by a duly authorized officer of the Company and the Trustee; the Supplemental Indenture shall have been duly executed and delivered by a duly authorized officer of the Company and the Trustee; the Paying Agency Agreement shall have been duly executed and delivered by a duly authorized officer of the Company, the Paying Agent and the Trustee; each ICSD Agreement shall have been duly executed and delivered by a duly authorized officer of the Company, Euroclear and Clearstream; and the Notes shall have been duly executed and delivered by a duly authorized officer of the Company and duly authenticated by the Trustee and effectuated by the CSK.

(o)            Additional Documents. On or prior to the Closing Date, the Company shall have furnished to the Representatives such further certificates and documents as the Representatives may reasonably request.

All opinions, letters, certificates and evidence mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriters.

7.              Indemnification and Contribution.

(a)            Indemnification of the Underwriters. The Company agrees to indemnify and hold harmless each Underwriter, its affiliates, directors and officers and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, legal fees and other expenses incurred in connection with any suit, action or proceeding or any claim asserted, as such fees and expenses are incurred), joint or several, that arise out of, or are based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including any Rule 430 Information deemed to be a part thereof, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, not misleading, or (ii) any untrue statement or alleged untrue statement of a material fact contained in the Prospectus, any Preliminary Prospectus, any Issuer Free Writing Prospectus or any Time of Sale Information (or any amendment or supplement thereto), or any road show as defined in Rule 433 under the Securities Act, or caused by any omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case except insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use therein.

(b)            Indemnification of the Company. Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors and officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the indemnity set forth in paragraph (a) above, but only with respect to any losses, claims, damages or liabilities that arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to such Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in the Registration Statement (or any amendment thereto), including any Rule 430 Information deemed to be a part thereof, the Prospectus, any Issuer Free Writing Prospectus or any Time of Sale Information (or any amendment or supplement thereto), it being understood and agreed that the only such information consists of the following paragraphs in the Preliminary Prospectus and the Prospectus: the information in the fourth and fifth paragraphs and the sixth sentence of the sixth paragraph under the caption “Underwriting (Conflicts of Interest).”

(c)            Notice and Procedures. If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnification may be sought pursuant to either paragraph (a) or (b) above, such person (the “Indemnified Person”) shall promptly notify the person against whom such indemnification may be sought (the “Indemnifying Person”) in writing; provided that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have under paragraph (a) or (b) above, except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided, further, that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have to an Indemnified Person otherwise than under paragraph (a) or (b) above. If any such proceeding shall be brought or asserted against an Indemnified Person and it shall have notified the Indemnifying Person thereof, the Indemnifying Person shall retain counsel reasonably satisfactory to the Indemnified Person (who shall not, without the consent of the Indemnified Person, be counsel to the Indemnifying Person) to represent the Indemnified Person and any others entitled to indemnification pursuant to this Section 7 that the Indemnifying Person may designate in such proceeding and shall pay the fees and expenses of such proceeding and shall pay the fees and expenses of such counsel related to such proceeding, as incurred. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless: (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary; (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person; (iii) the Indemnified Person shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the Indemnifying Person; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood and agreed that the Indemnifying Person shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such fees and expenses shall be reimbursed as they are incurred. Any such separate firm for any Underwriter, its affiliates, directors and officers and any control persons of such Underwriter shall be designated in writing by the Representatives and any such separate firm for the Company, its directors and officers who signed the Registration Statement and any control persons of the Company shall be designated in writing by the Company. The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Person agrees to indemnify each Indemnified Person from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an Indemnified Person shall have requested that an Indemnifying Person reimburse the Indemnified Person for fees and expenses of counsel as contemplated by this paragraph, the Indemnifying Person shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by the Indemnifying Person of such request and (ii) the Indemnifying Person shall not have reimbursed the Indemnified Person in accordance with such request prior to the date of such settlement. No Indemnifying Person shall, without the written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnification could have been sought hereunder by such Indemnified Person, unless such settlement (x) includes an unconditional release of such Indemnified Person, in form and substance reasonably satisfactory to such Indemnified Person, from all liability on claims that are the subject matter of such proceeding and (y) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnified Person.

(d)            Contribution. If the indemnification provided for in paragraph (a) or (b) above is unavailable to an Indemnified Person or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such paragraph, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Notes or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same respective proportions as the net proceeds (before deducting expenses) received by the Company from the sale of the Notes and the total underwriting discounts received by the Underwriters in connection therewith, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate initial offering price of the Notes. The relative fault of the Company on the one hand and the Underwriters on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(e)            Limitation on Liability. The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) above. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in paragraph (d) above shall be deemed to include, subject to the limitations set forth above, any reasonable and documented out-of-pocket legal or other expenses incurred by such Indemnified Person in connection with any such action or claim. Notwithstanding the provisions of this Section 7, in no event shall an Underwriter be required to contribute any amount in excess of the underwriting discounts received by such Underwriter with respect to the Notes underwritten by it and distributed to investors. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute pursuant to this Section 7 are several in proportion to their respective purchase obligations hereunder and not joint.

(f)             Non-Exclusive Remedies. The remedies provided for in this Section 7 are not exclusive and shall not limit any rights or remedies that may otherwise be available to any Indemnified Person at law or in equity.

8.              Effectiveness of Agreement. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

9.              Termination. This Agreement may be terminated in the absolute discretion of the Representatives, by notice to the Company, if after the execution and delivery of this Agreement and on or prior to the Closing Date: (i) trading generally shall have been suspended or materially limited on the New York Stock Exchange (“NYSE”), Euronext Dublin or the over-the-counter market, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required by, the NYSE or Euronext Dublin or by order of the Commission, the Financial Industry Regulatory Authority or any other governmental authority; (ii) trading of any securities issued or guaranteed by the Company shall have been suspended or materially limited by the Commission, the NYSE or Euronext Dublin or in any over-the-counter market; (iii) a general moratorium on commercial banking activities shall have been declared by United States federal or New York State authorities; (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any other calamity or crisis, either within or outside the United States, that, in the judgment of the Representatives, is material and adverse and makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Notes on the terms and in the manner contemplated by this Agreement, the Time of Sale Information and the Prospectus; or (v) a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States or in Europe.

10.            Defaulting Underwriter.

(a)            If, on the Closing Date, any Underwriter defaults on its obligation or, in accordance with the exercise of Bail-in Powers described in Section 18 hereof, is no longer obligated to purchase the Notes that it has agreed to purchase hereunder, the remaining Underwriters may in their discretion arrange for the purchase of such Notes by other persons satisfactory to the Company on the terms contained in this Agreement. If, within 36 hours after any such default or, pursuant to an exercise of Bail-in Powers described in Section 18 hereof, failure to purchase the Notes by any Underwriter, the remaining Underwriters do not arrange for the purchase of such Notes, then the Company shall be entitled to a further period of 36 hours within which to procure other persons satisfactory to the remaining Underwriters to purchase such Notes on such terms. If other persons become obligated or agree to purchase the Notes of a defaulting Underwriter or of an Underwriter no longer obligated to purchase in accordance with the exercise of Bail-in Powers described in Section 18 hereof, either the remaining Underwriters, on the one hand, or the Company, on the other hand, may postpone the Closing Date for up to five full business days in order to effect any changes that in the opinion of counsel for the Company or counsel for the Underwriters may be necessary in the Registration Statement, the Time of Sale Information and the Prospectus or in any other document or arrangement, and the Company agrees to promptly prepare any amendment or supplement to the Registration Statement, the Time of Sale Information and the Prospectus that effects any such changes. As used in this Agreement, the term “Underwriter” includes, for all purposes of this Agreement unless the context otherwise requires, any person not listed in Schedule 1 hereto that, pursuant to this Section 10, purchases Notes that a defaulting Underwriter, or an Underwriter no longer obligated to purchase in accordance with the exercise of Bail-in Powers described in Section 18 hereof, agreed but failed to purchase.

(b)            If, after giving effect to any arrangements for the purchase of the Notes of a defaulting Underwriter, or of an Underwriter no longer obligated to purchase in accordance with the exercise of Bail-in Powers described in Section 18 hereof, by the remaining Underwriters by other persons satisfactory to the Company as provided in paragraph (a) above, the aggregate principal amount of such Notes that remains unpurchased does not exceed one-eleventh of the aggregate principal amount of all the Notes, then the Company shall have the right to require each remaining Underwriter to purchase the principal amount of Notes that such Underwriter agreed to purchase hereunder plus such Underwriter’s pro rata share (based on the principal amount of Notes that such Underwriter agreed to purchase hereunder) of the Notes of a defaulting Underwriter, or of an Underwriter no longer obligated to purchase in accordance with the exercise of Bail-in Powers described in Section 18 hereof, for which such arrangements have not been made.

(c)            If, after giving effect to any arrangements for the purchase of the Notes of a defaulting Underwriter, or of an Underwriter no longer obligated to purchase in accordance with the exercise of Bail-in Powers described in Section 18 hereof, by the remaining Underwriters by other persons satisfactory to the Company as provided in paragraph (a) above, the aggregate principal amount of such Notes that remains unpurchased exceeds one-eleventh of the aggregate principal amount of all the Notes, or if the Company shall not exercise the right described in paragraph (b) above, then this Agreement shall terminate without liability on the part of the remaining Underwriters. Any termination of this Agreement pursuant to this Section 10 shall be without liability on the part of the Company, except that the Company will continue to be liable for the payment of expenses as set forth in Section 11 hereof and except that the provisions of Section 7 hereof shall not terminate and shall remain in effect.

(d)            Nothing contained herein shall relieve a defaulting Underwriter, or an Underwriter no longer obligated to purchase the Notes in accordance with the exercise of Bail-in Powers described in Section 18 hereof, of any liability it may have to the Company or any remaining Underwriter for damages caused by its default.

11.            Payment of Expenses.

(a)            Whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, the Company agrees to pay or cause to be paid all costs and expenses incident to the performance of its obligations hereunder, including without limitation: (i) the costs incident to the authorization, issuance, sale, preparation and delivery of the Notes and any taxes payable in that connection; (ii) the costs incident to the preparation, printing and filing under the Securities Act of the Registration Statement, each Preliminary Prospectus, any Issuer Free Writing Prospectus, the Time of Sale Information and the Prospectus (including all exhibits, amendments and supplements thereto) and the distribution thereof; (iii) the costs of reproducing and distributing each of the Transaction Documents; (iv) the fees and expenses of the Company’s counsel and independent accountants; (v) the fees and expenses incurred in connection with the registration or qualification and determination of eligibility for investment of the Notes under the laws of such jurisdictions as the Representatives may designate and the preparation, printing and distribution of a Blue Sky Memorandum (including the related reasonable and documented out-of-pocket fees and expenses of counsel for the Underwriters in an aggregate amount not to exceed $10,000); (vi) any fees charged by rating agencies for rating the Notes; (vii) the fees and expenses of the Trustee and the Paying Agent (including related fees and expenses of any counsel to such parties); (viii) all expenses and application fees incurred in connection with any filing with, and clearance of the offering by, the Financial Industry Regulatory Authority, (ix) the approval of the Notes for book-entry transfer through the facilities of Clearstream and Euroclear; (x) the fees and expenses incurred in connection with the listing of the Notes on the Official List of Euronext Dublin and admission to trading on the GEM; and (xi) all expenses incurred by the Company in connection with any “road show” presentation to potential investors. Except as otherwise stated in this Section 11, the Underwriters shall pay the fees and disbursements of their counsel, and the Company shall have no liability for such fees and disbursements. Each Underwriter agrees severally to pay the portion of such expenses represented by such Underwriter’s pro rata share (based on the proportion that the principal amount of Notes set forth opposite each Underwriter’s name in Schedule 1 bears to the aggregate principal amount of Notes set forth opposite the names of all Underwriters) of the Notes (with respect to each Underwriter, the “Pro Rata Expenses”). Notwithstanding anything contained in the International Capital Market Association Primary Market Handbook, each Underwriter hereby agrees that the Settlement Lead Manager (as defined in Section 17 hereof) may allocate the Pro Rata Expenses to the account of such underwriter for settlement of accounts (including payment of such Underwriter’s fees by the Settlement Lead Manager) as soon as practicable but in any case no later than 90 days following the Closing Date.

(b)            If (i) this Agreement is terminated pursuant to Section 9, (ii) the Company for any reason fail to tender the Notes for delivery to the Underwriters or (iii) the Underwriters decline to purchase the Notes for any reason permitted under this Agreement, the Company agrees to reimburse the Underwriters for all documented out-of-pocket costs and expenses (including the fees and expenses of their counsel) reasonably incurred by the Underwriters in connection with this Agreement and the offering contemplated hereby.

12.            Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and any controlling persons referred to herein, and the affiliates of each Underwriter referred to in Section 7 hereof. Nothing in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein. No purchaser of Notes from any Underwriter shall be deemed to be a successor merely by reason of such purchase.

13.            Survival. The respective indemnities, rights of contribution, representations, warranties and agreements of the Company and the Underwriters contained in this Agreement or made by or on behalf of the Company or the Underwriters pursuant to this Agreement or any certificate delivered pursuant hereto shall survive the delivery of and payment for the Notes and shall remain in full force and effect, regardless of any termination of this Agreement or any investigation made by or on behalf of the Company or the Underwriters.

14.            Certain Defined Terms. For purposes of this Agreement, (a) except where otherwise expressly provided, the term “affiliate” has the meaning set forth in Rule 405 under the Securities Act; (b) the term “business day” means any day other than a day on which banks are permitted or required to be closed in New York City or London; and (c) the term “subsidiary” has the meaning set forth in Rule 405 under the Securities Act.

15.            Compliance with USA Patriot Act. In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

16.            Judgment Currency. The Company agrees to indemnify each Underwriter against any loss incurred by such Underwriter as a result of any judgment or order being given or made for any amount due hereunder and such judgment or order being expressed and paid in a currency (the “Judgment Currency”) other than the euro and as a result of any variation as between (i) the rate of exchange at which the euro amount is converted into the Judgment Currency for the purpose of such judgment or order and (ii) the rate of exchange at which such Underwriter is able to purchase euros with the amount of the Judgment Currency actually received by such Underwriter. The foregoing indemnity shall constitute a separate and independent obligation of the Company and shall continue in full force and effect notwithstanding any such judgment or order as aforesaid. The term “rate of exchange” shall include any premiums and costs of exchange payable in connection with the purchase of, or conversion into, the relevant currency.

17.            Agreement Among Managers. The execution of this Agreement by all parties will constitute the Underwriters’ acceptance of the ICMA Agreement Among Managers Version 1/New York Schedule (the “Agreement Among Managers”) subject to any amendment notified to the Underwriters in writing at any time prior to the execution of this Agreement. References to the “Managers” shall be deemed to refer to the Underwriters, references to the “Lead Manager” and the “Joint Bookrunners” shall be deemed to refer to J.P. Morgan Securities plc, Barclays Bank PLC, BNP PARIBAS and Wells Fargo Securities International Limited, and references to “Settlement Lead Manager”, the “Stabilisation Manager” and the “Stabilisation Coordinator” shall be deemed to refer to J.P. Morgan Securities plc. As applicable to the Representatives, Clause 3 of the ICMA Agreement Among Managers Version 1/New York Schedule shall be deemed to be deleted in its entirety and replaced with Section 10 of this Agreement. The Underwriters further agree for the purposes of Agreement Among Managers that their respective underwriting commitments as between themselves will be as set out in the table attached to this Agreement as Schedule 1 which shall constitute the Commitment Notification (as defined in the Agreement Among Managers).

18.            Contractual Recognition of Bail-in. Notwithstanding and to the exclusion of any other term of this Agreement or any other agreements, arrangements, or understanding between any Underwriter and the Company, the Company acknowledges and accepts that a BRRD Liability arising under this Agreement may be subject to the exercise of Bail-in Powers by the Relevant Resolution Authority, and acknowledges, accepts, and agrees to be bound by:

(a)            the effect of the exercise of Bail-in Powers by the Relevant Resolution Authority in relation to any BRRD Liability of an Underwriter to the Company under this Agreement, that (without limitation) may include and result in any of the following, or some combination thereof:

(i)            the reduction of all, or a portion, of the BRRD Liability or outstanding amounts due thereon;

(ii)           the conversion of all, or a portion, of the BRRD Liability into shares, other securities or other obligations of such Underwriter or another person, and the issue to or conferral on the Company of such shares, securities or obligations;

(iii)          the cancellation of the BRRD Liability; and

(iv)          the amendment or alteration of any interest, if applicable, thereon, the maturity or the dates on which any payments are due, including by suspending payment for a temporary period.

(b)            the variation of the terms of this Agreement, as deemed necessary by the Relevant Resolution Authority, to give effect to the exercise of Bail-in Powers by the Relevant Resolution Authority.

“Bail-in Legislation” means (a) in relation to a member state of the European Economic Area which has implemented, or which at any time implements, the BRRD, the relevant implementing law, regulation, rule or requirement as described in the EU Bail-in Legislation Schedule from time to time and (b) in relation to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

“Bail-in Powers” means (a) in relation to a member state of the European Economic Area which has implemented, or which at any time implements, the BRRD, any Write-down and Conversion Powers as defined in the EU Bail-in Legislation Schedule and (b) in relation to the United Kingdom, any powers of the Relevant Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-in Legislation that are related to or ancillary to any of those powers in relation to the relevant Bail-in Legislation.

“BRRD” means Directive 2014/59/EU establishing a framework for the recovery and resolution of credit institutions and investment firms.

“BRRD Liability” means a liability in respect of which the relevant Write Down and Conversion Powers in the applicable Bail-in Legislation and/or Bail-In Powers may be exercised.

“EU Bail-in Legislation Schedule” means the document described as such, then in effect, and published by the Loan Market Association (or any successor person) from time to time at http://www.lma.eu.com/pages.aspx?p=499.

“Relevant Resolution Authority” means the resolution authority with the ability to exercise any Bail-in Powers in relation to the relevant Underwriter.

19.            Recognition of the U.S. Special Resolution Regimes.

(a)            In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b)            In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

As used in this Section 19:

“BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).

“Covered Entity” means any of the following:

(i)  a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

20.            [Reserved]

21.            UK MiFIR Product Governance Rules. Solely for the purposes of the requirements of 3.2.7R of the FCA Handbook Product Intervention and Product Governance Sourcebook (the “UK MiFIR Product Governance Rules”) regarding the mutual responsibilities of manufacturers under the UK MiFIR Product Governance Rules:

a.             each of J.P. Morgan Securities plc, Barclays Bank PLC, BNP PARIBAS and Wells Fargo Securities International Limited (each a “UK Manufacturer” and together the “UK Manufacturers”) acknowledges to each other UK Manufacturer that it understands the responsibilities conferred upon it under the UK MiFIR Product Governance Rules relating to each of the product approval process, the target market and the proposed distribution channels as applying to the Notes and the related information set out in the Preliminary Prospectus or the Prospectus and any announcements in connection with the Notes; and

b.             each of the Company and the Underwriters (other than the UK Manufacturers) notes the application of the UK MiFIR Product Governance Rules and acknowledges the target market and distribution channels identified as applying to the Notes by the UK Manufacturers and the related information set out in the Preliminary Prospectus or the Prospectus and any announcements in connection with the Notes.

22.            Miscellaneous.

(a)            Authority of the Representative. Any action by the Underwriters hereunder may be taken by J.P. Morgan Securities plc on behalf of the Underwriters, and any such action taken by J.P. Morgan Securities plc shall be binding upon the Underwriters.

(b)            Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted and confirmed by any standard form of telecommunication. Notices to the Underwriters shall be given to the Representatives at J.P. Morgan Securities plc, 25 Bank Street, Canary Wharf, London E14 5JP, United Kingdom, Fax: +44 (0) 20 3493 0682, Attention: Head of Debt Syndicate and Head of EMEA Debt Capital Markets Group, Legal; Barclays Bank PLC, 1 Churchill Place, London E14 5HP, United Kingdom, Tel: +44 (0) 20 7773 9098, Email: LeadManagedBondNotices@barclayscorp.com, Attention: Debt Syndicate; BNP PARIBAS, 16, boulevard des Italiens 75009 Paris, France, Email: dl.syndsupportbonds@uk.bnpparibas.com and nicholas.hearn@us.bnpparibas.com, Attention: Fixed Income Syndicate; and Wells Fargo Securities International Limited, 33 King William Street, London EC4R 9AT, United Kingdom, Tel: +44 20 3942 8530, Email: bradley.j.cooper@wellsfargo.com; damon.mahon@wellsfargo.com; Attn: DCM & Syndicate. Notices to the Company shall be given to the Company at One Manhattan West, 395 9th Avenue, 58th Floor, New York, New York 10001, Facsimile: (212) 492-8922, Attention: Chief Legal Officer, email: Legaldepartment@WPCAREY.COM.

(c)            Governing Law. This Agreement and any claim, controversy or dispute arising under or related to this Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to conflicts of law provisions of such State other than New York General Obligations Law 5-1401.

(d)            Submission to Jurisdiction. The parties hereby submit to the exclusive jurisdiction of the U.S. federal and New York state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. The parties waive any objection which any of them may now or hereafter have to the laying of venue of any such suit or proceeding in such courts. Each party agrees that final judgment in any such suit, action or proceeding brought in such court shall be conclusive and binding upon such party and may be enforced in any court to the jurisdiction of which such party is subject by a suit upon such judgment.

(e)            Waiver of Jury Trial. Each of the parties hereto hereby waives any right to trial by jury in any suit or proceeding arising out of or relating to this Agreement.

(f)            Counterparts. This Agreement may be signed in counterparts (which may include counterparts delivered by any standard form of telecommunication), each of which shall be an original and all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

(g)            Amendments or Waivers. No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.

(h)            Headings. The headings herein are included for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

[Signature page follows]

If the foregoing is in accordance with your understanding, please indicate your acceptance of this Agreement by signing in the space provided below.

Very truly yours,

W. P. CAREY INC.

By	/s/ ToniAnn Sanzone
Name: ToniAnn Sanzone
Title: Chief Financial Officer and Treasurer

Accepted as of the date first above written

J.P. MORGAN SECURITIES PLC

By	/s/ Robert Chambers
Name: Robert Chambers
Title: Executive Director

Barclays Bank PLC

By	/s/ Emily Wilson
Name: Emily Wilson
Title: Authorised Signatory

BNP PARIBAS

By	/s/ Rafael Ribeiro
Name: Rafael Ribeiro
Title: Head of Investment Grade Finance, Americas

By	/s/ Pasqaule A. Perraglia IV
Name: Pasquale A. Perraglia IV
Title: Managing Director

Wells Fargo Securities International Limited

By	/s/ Bradley Cooper
Name: Bradley Cooper
Title: Executive Director, DCM

Regions Securities LLC

By	/s/ Nicole Black
Name: Nicole Black
Title: Managing Director

U.S. Bancorp Investments, Inc.

By	/s/ Charles P. Carpenter
Name: Charles P. Carpenter
Title: Senior Vice President

Bank of Montreal, London Branch

By	/s/ Michael McCormick
Name: Michael McCormick
Title: Managing Director, Debt Capital Markets

By	/s/ Richard Couzens
Name: Richard Couzens
Title: Managing Director, Head of Global Markets, EMEA

SMBC Bank International plc

By	/s/ Marko Milos
Name: Marko Milos
Title: Authorised Signatory

Banco Bilbao Vizcaya Argentaria, S.A.

By	/s/ Miguel Sousa
Name: Miguel Sousa
Title: DCM - VP

By	/s/ Adrien Ferrando
Name: Adrien Ferrando
Title: DCM Corporate Origination

Citizens JMP Securities, LLC

By	/s/ Michele Goodenough
Name: Michele Goodenough
Title: Managing Director

Mizuho International plc

By	/s/ Manabu Shibuya
Name: Manabu Shibuya
Title: Authorised Signatory

PNC Capital Markets LLC

By	/s/ Mitchell O’Shell
Name: Mitchell O’Shell
Title: Senior Associate

Schedule 1

Underwriter	Aggregate Principal Amount of 2031 Notes to be Purchased	Aggregate Principal Amount of 2035 Notes to be Purchased

J.P. Morgan Securities plc	€70,000,000	€70,000,000
Barclays Bank PLC	€55,000,000	€55,000,000
BNP PARIBAS	€55,000,000	€55,000,000
Wells Fargo Securities International Limited	€55,000,000	€55,000,000
Regions Securities LLC	€45,000,000	€45,000,000
U.S. Bancorp Investments, Inc.	€45,000,000	€45,000,000
Bank of Montreal, London Branch	€37,500,000	€37,500,000
SMBC Bank International plc	€37,500,000	€37,500,000
Banco Bilbao Vizcaya Argentaria, S.A.	€25,000,000	€25,000,000
Citizens JMP Securities, LLC	€25,000,000	€25,000,000
Mizuho International plc	€25,000,000	€25,000,000
PNC Capital Markets LLC	€25,000,000	€25,000,000
Total	€500,000,000	€500,000,000

Annex A

Free Writing Prospectuses

•	Pricing Term Sheet, dated February 12, 2026, substantially in the form of Annex C.

Annex C

Issuer Free Writing Prospectus filed pursuant to Rule 433
supplementing the Preliminary Prospectus Supplement dated
February 12, 2026 and the Prospectus dated May 1, 2025
Registration No. 333-286885

W. P. Carey Inc.

€500,000,000 3.250% Senior Notes due 2031

€500,000,000 3.750% Senior Notes due 2035

Issuer:	W. P. Carey Inc.

Offering Format:	SEC Registered

Securities Type:	Senior Unsecured Fixed Rate Notes

Securities:	3.250% Notes due 2031 (the “2031 notes”)
3.750% Notes due 2035 (the “2035 notes”)

Aggregate Principal Amount:	2031 notes: €500,000,000
2035 notes: €500,000,000

Stated Maturity Date:	2031 notes: October 2, 2031
2035 notes: May 10, 2035

The 2031 notes and the 2035 notes (collectively, the “notes”) will each constitute a separate series of the Issuer’s debt securities under the indenture governing the notes.

Coupon:	2031 notes: 3.250% per year
2035 notes: 3.750% per year

Public Offering Price:	2031 notes: 99.249%, plus accrued and unpaid interest, if any, from the Settlement Date
2035 notes: 98.500%, plus accrued and unpaid interest, if any, from the Settlement Date

Mid-Swap Yield:	2031 notes: 2.502%
2035 notes: 2.749%

Spread to Mid-Swap Yield:	2031 notes: +90 basis points
2035 notes: +120 basis points

Benchmark Government Security:	2031 notes: DBR 0% due August 15, 2031
2035 notes: DBR 0% due May 15, 2035

Benchmark Government Security Price:	2031 notes: 87.870%
2035 notes: 77.760%

Spread to Benchmark Government Security:	2031 notes: +102.0 basis points
2035 notes: +119.0 basis points

Yield to Maturity (annual):	2031 notes: 3.402%
2035 notes: 3.949%

Interest Payment Date:	2031 notes: October 2 of each year, commencing October 2, 2026
2035 notes: May 10 of each year, commencing May 10, 2026

Day Count Convention:	Actual/Actual (ICMA)

Optional Redemption:	2031 notes: At any time prior to August 2, 2031 (i.e., two months prior to the 2031 notes Stated Maturity Date), make-whole call based on the Comparable Government Bond Rate plus 15 basis points; if redeemed on or after August 2, 2031 (i.e., two months prior to the 2031 notes Stated Maturity Date), at 100% of the aggregate principal amount of the 2031 notes to be redeemed; plus, in each case, accrued and unpaid interest, if any, on the principal amount of the 2031 notes to be redeemed to, but not including, such redemption date.

2035 notes: At any time prior to February 10, 2035 (i.e., three months prior to the 2035 notes Stated Maturity Date), make-whole call based on the Comparable Government Bond Rate plus 20 basis points; if redeemed on or after February 10, 2035 (i.e., three months prior to the 2035 notes Stated Maturity Date), at 100% of the aggregate principal amount of the 2035 notes to be redeemed; plus, in each case, accrued and unpaid interest, if any, on the principal amount of the 2035 notes to be redeemed to, but not including, such redemption date.

Listing:	The Issuer intends to list the notes on the Official List of the Irish Stock Exchange plc, trading as Euronext Dublin and admit the notes to trading on its Global Exchange Market.

Joint Book-Running Managers:	J.P. Morgan Securities plc
Barclays Bank PLC
BNP PARIBAS
Wells Fargo Securities International Limited

Senior Co-Managers:	Regions Securities LLC
U.S. Bancorp Investments, Inc.
Bank of Montreal, London Branch
SMBC Bank International plc

Co-Managers:	Banco Bilbao Vizcaya Argentaria, S.A.
Citizens JMP Securities, LLC
Mizuho International plc
PNC Capital Markets LLC

ISIN/Common Code:	2031 notes: XS3297733613 / 329773361
2035 notes: XS3297733704 / 329773370

UK MiFIR Product Governance:	Manufacturer target market (UK MiFIR product governance) is eligible counterparties and professional clients only (all distribution channels)

PRIIPs:	No EU PRIIPs or UK PRIIPs key information document (KID) has been prepared as not available to retail in the EEA or in the UK

Denominations:	€100,000 x €1,000

Trade Date:	February 12, 2026

Settlement Date; Settlement and Trading:	February 24, 2026, through the facilities of Euroclear Bank SA/NV, as operator of the Euroclear System, and Clearstream Banking S.A.

Expected Ratings:	[Intentionally Omitted]*

Terms used herein but not defined shall have the respective meanings as set forth in the Issuer’s preliminary prospectus supplement dated February 12, 2026.

* A securities rating is not a recommendation to buy, sell or hold securities. Ratings may be subject to revision or withdrawal at any time. Each securities rating should be evaluated independently of any other security rating.

We expect to deliver the Notes against payment for the Notes on or about February 24, 2026. Under the E.U. Central Securities Depositaries Regulation, trades in the secondary market generally are required to settle in two business days (on which the relevant securities settlement system is open) unless the parties to a trade expressly agree otherwise. Also under Rule 15c6-1 of the Securities Exchange Act of 1934, as amended, trades in the secondary market generally are required to settle in one New York business day, unless the parties to a trade expressly agree otherwise. Accordingly, purchasers who wish to trade Notes before the first or second business day, as applicable, prior to delivery being required will be required to specify alternative settlement arrangements to prevent a failed settlement.

UK MiFIR - professionals/ECPs-only / No PRIIPs or UK PRIIPs KID – Manufacturer target market (UK MiFIR product governance) is eligible counterparties and professional clients only (all distribution channels). No PRIIPs or UK PRIIPs key information document (KID) has been prepared as not available to retail in the EEA or UK.

The communication of this pricing term sheet and any other document or materials relating to the issue of the Notes offered hereby is not being made, and such documents and/or materials have not been approved, by an authorized person for the purposes of section 21 of the United Kingdom’s Financial Services and Markets Act 2000, as amended (the “FSMA”). Accordingly, this pricing term sheet and such other documents and/or materials are not being distributed to, and must not be passed on to, the general public in the United Kingdom. This pricing term sheet and such other documents and/or materials are for distribution only to persons who (i) have professional experience in matters relating to investments and who fall within the definition of investment professionals (as defined in Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the “Financial Promotion Order”)), (ii) fall within Article 49(2)(a) to (d) of the Financial Promotion Order, (iii) are outside the United Kingdom, or (iv) are other persons to whom it may otherwise lawfully be communicated or distributed under the Financial Promotion Order (all such persons together being referred to as “relevant persons”). This pricing term sheet is directed only at relevant persons and must not be acted on or relied on by persons who are not relevant persons. Any investment or investment activity to which this pricing term sheet and any other document or materials relates will be engaged in only with relevant persons. Any person in the United Kingdom that is not a relevant person should not act or rely on this pricing term sheet, any such relevant document or materials or any of their contents.

The Issuer has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents that the Issuer has filed with the SEC, including the prospectus supplement relating to the notes, for more complete information about the issuer and this offering. You may get these documents for free by visiting the SEC Web site at www.sec.gov. Alternatively, the Issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus and the prospectus supplement relating to the notes if you request it by contacting J.P. Morgan Securities plc at +44-20 7134-2468 (Non-US investors), J.P. Morgan Securities LLC collect at 1-212-834-4533 (US investors), Barclays Bank PLC toll-free at + 1-866-603-5847, BNP PARIBAS toll-free at +1-800-854-5674 and Wells Fargo Securities International Limited toll-free at 1-800-645-3751.